Exhibit 99.1

For Immediate Release

Condor Hospitality Trust Evaluates Strategic Alternatives

NORFOLK, NE, June 21, 2021—Condor Hospitality Trust, Inc. (NYSE American: CDOR), a hotel-focused real estate investment trust (REIT), today announced that its board of directors is evaluating strategic alternatives to enhance shareholder value.

The Company has engaged the firm of Hodges Ward Elliott to market for sale the 15 hotels portfolio owned by the company. Leading the Hodges Ward Elliott team in the marketing of the outperforming high quality select service and extended stay portfolio, located mostly in very desirable secondary markets, will be Dan Peek, President of HWE’s Hotel Group and Clint Hodges, Managing Director and leader of the firm’s select service team. Although the Company expects significant interest in the marketing initiative, there can be no assurance that a transaction will occur at the conclusion of the process.

Bill Blackham, Condor’s Chief Executive Officer, said, “We believe we have a high quality and superior performing portfolio of select-service assets compared to our select service peers in the public hotel REIT space, and now is the right time to review the Company’s strategic alternatives to assess how best to create value for our shareholders. During this time, the entire Condor team working closely with our hotel managers will remain highly focused on continuing to drive our hotel operating performance.”

The Company may engage additional brokers and financial advisors as it deems appropriate. There can be no assurances that the exploration of strategic alternatives will result in any transaction or, should the board of directors approve a transaction, no assurances of the value to the Company’s shareholders thereof. Condor Hospitality does not intend to discuss or disclose developments with respect to the process unless and until otherwise determined that further disclosure is appropriate or required by regulation or law. No formalized timetable has been established for the completion of the strategic review.

About Condor Hospitality Trust, Inc.

Condor Hospitality Trust, Inc. (NYSE American: CDOR), is a self-administered real estate investment trust incorporated in the state of Maryland that specializes in the investment and ownership of upper midscale and upscale, premium-branded select-service, extended stay and limited-service hotels. The Company currently owns 16 hotels in 8 states. Condor’s hotels are franchised by a number of the industry’s most well-regarded brand families including Hilton, Marriott, and InterContinental Hotels Group. For more information or to make a hotel reservation, visit www.condorhospitality.com.

Forward-Looking Information

This news release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical facts, and in some cases, can be identified by the use of forward-looking terminology such as “may”, “will”, “expect”, “intend”, “anticipate”, “estimate”, “believe”, “continue”, “project”, “plan”, the negative version of these words or other similar expressions. Readers are cautioned not to place undue reliance on any such forward-looking statements.

All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. They are not guarantees of future performance and involve risks and uncertainties that are difficult to control or predict. Factors which could have a material adverse effect on our operations and future prospects include, but are not limited to, changes in economic conditions generally and the real estate market specifically, legislative/regulatory changes (including changes to laws governing the taxation of real estate investment trusts), availability of capital, risks associated with debt financing, interest rates, competition, supply and demand for hotel rooms in our current and proposed market areas, policies and guidelines applicable to real estate investment trusts, risks related to uncertainty and disruption in global economic markets as a result of COVID-19 (commonly referred to as the coronavirus), and other risks and uncertainties described herein, and in our filings with the Securities and Exchange Commission (“SEC”) from time to time. These risks and uncertainties should be considered in evaluating any forward-looking statements.

The forward-looking statements represent Condor’s views as of the date on which such statements were made. Condor anticipates that subsequent events and developments may cause those views to change. These forward-looking statements should not be relied upon as representing Condor’s views as of any date subsequent to the date hereof. Condor expressly disclaims a duty to provide updates to forward-looking statements, whether as a result of new information, future events or other occurrences.

Additional factors that may affect the Company’s business or financial results are described in the risk factors included in the Company’s filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2020, and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Contact:

Jill Burger

Chief Financial Officer & Chief Accounting Officer

jburger@trustcondor.com

(402) 371-2520

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